EXHIBIT 99.1

MIAMI - (BUSINESS WIRE) - March 28th, 2006 - TX Holdings, Inc. (Pink Sheets:
TXHG - News; the "Company")


Appointment of New Principal Officers and Chief Financial Officer

TX Holdings, Inc. (TXHG) is very pleased to welcome to our Board of Directors Mr. Douglas Hewitt of Hewitt Energy Group; and Mr. Bobby Fellers of The Masada Oil and Gas Companies.

Mr. Hewitt has eighteen years experience in building corporate value and profitability in the Energy and Technology Sectors, as well as being CEO of both publicly traded companies and the privately owned Hewitt Energy Group for the last four years. Mr. Fellers has twenty-six years experience in the Oil and Gas Industry. He has worked in Field Operations for various oil and gas companies throughout the United States and offshore; and has built the Masada Family of Oil and Energy Companies of which he is the Principal.

TX Holdings is also very happy to announce that Mr. Mike Cederstrom has agreed to join us as our Interim Chief Financial Officer. Mr. Cederstrom earned degrees from both Brigham Young University and The University of Utah, from which he graduated with an honors degree in Finance. He also earned his MBA from Southwestern University, graduating with Honors and obtaining a Juris Doctor Degree. Mr Cederstrom has been practicing law for twenty-five years and has also been serving as Chief Financial Officer to various corporations, both domestic and international since 1997.


Departure of Director or Principal Officer
------------------------------------------

TX Holdings, Inc. announces that effective March 17th, 2006 Daren Bloom resigned from all his positions with the Company and its subsidiaries, including, but without limitation, Director, Secretary/Treasurer and Chief Financial Officer. The Employment Agreement was terminated in connection with Mr. Bloom's resignation in order that he might pursue other opportunities. TX Holdings, Inc. and its Officers and Directors wish Mr. Bloom luck in his future endeavors.


For information contact:
Mark Neuhaus
President, TX Holdings, Inc.
(305) 420 6781 www.txholdings.net

THE INFORMATION PROVIDED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER FOR THE PURCHASE OR SALE OF ANY SHARES OR OTHER SECURITIES OF TX HOLDINGS, INC. THERE ARE SUBSTANTIAL RISKS ASSOCIATED WITH INVESTING IN DEVELOPMENT STAGE ENERGY EXPLORATION COMPANIES. NO SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS IN ANY WAY APPROVED ANY OF THE INFORMATION CONTAINED IN THIS PRESS RELEASE.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE INDICATED, AND TX HOLDINGS, INC. ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.